Exhibit 10.2

                             SECURED PROMISSORY NOTE

Amount:  $11,785,378                             Maturity Date:  January 2, 2003
Date:  December 20, 2002


         This Secured Promissory Note (the "Note") is being executed by Dynamics Research Corporation ("DRC") in favor of and is being delivered to Andrulis Mid-Atlantic P-1 Holdings Limited Partnership ("Holder") in connection with that certain Stock Purchase Agreement by and among DRC, Andrulis Corporation, Holder, Dr. Peter J. Andrulis, Jr., Andrulis Mid-Atlantic P-1 Holdings Limited Partnership and R. John Chapel, Jr. effective as of December 12, 2002 (the "Agreement") and is intended to embody the terms for payment of that portion of the Purchase Price to be paid pursuant to a promissory note (as defined in the Agreement) which is payable to Holder on the Maturity Date of this Note.

         FOR VALUE RECEIVED, DRC unconditionally promises to pay to the order of Holder and its successors, without setoff, at 7220 Armat Drive, Bethesda, MD 20814 or at such other place as may be designated by Holder, the principal amount of Eleven Million Seven Hundred Eighty-Five Thousand Three Hundred Seventy-Eight Dollars ($11,785,378.00) (the "Principal Amount"), in immediately available funds, together with interest on the outstanding Principal Amount hereunder, at an annual interest rate as indicated below.

         1. Interest Rate. Interest shall accrue and be payable on the Principal Amount from the date of this Note until the Maturity Date at a rate equal to four percent (4.0%) per annum (the "Rate").

         2. Accrual Method. Interest at the Rate will be calculated on the basis of a 365 day year.

         3. Application of Payments. All payments received hereunder shall be applied first to the payment of any and all expenses and/or charges payable hereunder, then to interest due and payable, with the balance applied to the Principal Amount.

         4. Repayment Terms. The Principal Amount, together with all accrued and unpaid interest and any other amounts due under this Note, shall be due and payable on January 2, 2003.

         5. Waivers, Consents and Covenants. DRC waives, to the extent permitted by applicable law, presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to DRC in connection with the delivery, acceptance, performance, default or enforcement of this Note except as provided herein.


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         6. Prepayments. Prior to the Maturity Date, DRC may not prepay this
Note. DRC shall be liable for all damages, claims and expenses incurred by Holder as a result of any prepayment of the Principal Amount made in violation of the terms of this Note.

         7. Default Interest. After the Maturity Date (whether by acceleration or otherwise) of this Note or after an Event of Default (as defined below) any payment of interest due on this Note shall bear interest, payable on demand, at a rate of eight (8%) per annum ("Default Interest Rate"). Such Default Interest Rate shall accrue from the date that such payment was required under this Note to the date of payment. Holder does not intend to charge and DRC shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the Commonwealth of Virginia; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to DRC or credited against the Principal Amount, at the option of Holder.

         8. Events of Default. The occurrence of one or more of the following events shall be "Events of Default" under this Note, and the term "Event of Default" shall mean, whenever they are used in this Note, any one or more of the following events:

(a) Failure to Pay. DRC shall fail to (a) make any payment of principal or interest on this Note or (b) pay any of the Obligations (defined in Section 9 below), in each case within three (3) business days of when the same shall become due and payable.

(b) Other Defaults. Default shall be made by DRC in the due observance or performance of any other term, covenant or agreement in this Note, which default shall remain unremedied for ten (10) business days after written notice thereof to DRC by Holder.

(c) Receiver; Bankruptcy. DRC shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or be insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if corporate action shall be taken by DRC for the purposes of effecting any of the foregoing, or (vi) by any act indicate its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for any of its property, or suffer any such receivership, trusteeship or proceeding to continue undischarged for a period of sixty (60) days.

         9. Remedies Upon Default. Upon the occurrence of an Event of Default, at the option of Holder (a) the entire balance outstanding hereunder and all other obligations of DRC to Holder hereunder (collectively, the "Obligations") shall become immediately due and payable and/or (b) any payment or payments not paid when due shall become immediately due and payable. The provisions herein for Default Interest Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving DRC a right to cure any

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default. Additionally upon the occurrence of an Event of Default, Holder shall have all rights and remedies available at law or in equity.

         10. Non-Waiver. The failure at any time of Holder to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Holder shall be cumulative and may be pursued singly, successively or together, at the option of Holder. The acceptance by Holder of any partial payment shall not constitute a waiver of any default or of any of Holder' rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by either party unless the same shall be in writing, duly signed by each party; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Holder or the obligations of DRC to Holder in any other respect at any other time.

         11. Security. This Note shall be secured by an irrevocable stand-by letter of credit issued by Brown Brothers Harriman & Co. in favor of Holder.

         12. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of DRC and Holder shall be governed by and interpreted in accordance with the law of the Commonwealth of Virginia. In any litigation in connection with or to enforce this Note, DRC irrevocably consents to and confers personal jurisdiction on the courts of the Commonwealth of Virginia or the United States located within the Commonwealth of Virginia and expressly waives any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Holder or DRC from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law.

         13. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

         14. Binding Effect. This Note shall be binding upon and inure to the benefit of Holder and DRC and their respective successors, heirs and personal representatives (a "holder").

         15. Costs/Attorneys Fees. DRC shall pay on demand all costs of collection and reasonable attorneys fees incurred or paid by Holder or any holder in enforcing the terms hereof or with respect to collection hereunder whether or not a suit has been filed, provided that Holder or such holder substantially prevails in enforcing the terms of this Note or in collecting substantially all amounts that were due under this Note.

         16. Interest Rate After Judgment. If judgment is entered against DRC on this Note, the amount of the judgment entered (which may include principal, interest, fees, and costs) shall bear interest at the higher of the maximum interest rate imposed upon judgments by applicable law or the Default Interest Rate (as defined herein), to be determined on the date of the entry of the judgment.

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         17. Manner and Method of Payment. All payments called for in this Note shall be made in lawful money of the United States of America by wire transfer to an account designated by Holder, which account may be changed by Holder from time to time upon notice to DRC pursuant to Section 18 hereof.

         18. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective
(i) upon receipt or refusal of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by courier service or overnight mail to the parties at the following addresses (or at such other address for a party as shall be communicated by such party pursuant hereto) or (ii) upon receipt if sent by electronic transmission to the fax number specified below (or at such other fax number for a party as shall be communicated by such party pursuant hereto) provided that a copy of such notice or other communication is delivered personally or by courier service within two (2) business days following such electronic transmission:

                  (a)               If to DRC:

                                    Dynamics Research Corporation
                                    60 Frontage Road
                                    Andover, MA  01810
                                    Attn:  General Counsel
                                    Fax: (978) 474-9204

                                    With copies (which shall not constitute
                                    notice) to:
                                    Nixon Peabody LLP
                                    101 Federal Street
                                    Boston, MA  02110
                                    Attn: Michael L. Manning,
                                    Fax: (866) 947-1495

                   (b)              If to Holder (following the Closing):

                                    7220 Armat Drive
                                    Bethesda, MD 20814

                                    With a copy (which shall not constitute
                                    notice) to:

                                    Holland & Knight LLP
                                    2099 Pennsylvania Avenue, N.W.
                                    Suite 100
                                    Washington, D.C.  20006
                                    Fax:  (202) 955-5564
                                    Attention:  William J. Mutryn, Esq.

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         19. Successors and Assigns. This Note shall bind and inure to the benefit of Holder and its respective successors, heirs, personal representatives, assigns or distributees. This Note may not be assigned, sold, transferred or mortgaged by DRC at any time unless DRC receives prior written consent from Holder.

         20. Unconditional Obligations. DRC's obligations under this Note shall be the absolute and unconditional duty and obligation of DRC and shall be independent of any rights of set-off, recoupment or counterclaim which DRC might otherwise have against Holder or any holder of this Note, and DRC shall pay absolutely the payments of principal, interest, fees and expenses required hereunder, free of any deductions (except as otherwise provided herein) and without abatement, diminution or set-off.

         21. Seal and Effective Date. This Note is an instrument executed under seal and is to be considered effective and enforceable as of the date set forth on the first page hereof, independent of the date of actual execution and delivery.

         22. Tense; Gender; Defined Terms; Section Headings. As used herein, the singular includes the plural and the plural includes the singular. A reference to any gender also applies to any other gender. Defined terms are capitalized throughout this Note. The section headings are for convenience only and are not part of this Note.

         23. Acknowledgement by DRC. DRC acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note, and hereby executes this Note intending to create an instrument executed under seal.



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         THIS WRITTEN PROMISSORY NOTE TOGETHER WITH THE AGREEMENT REPRESENTS THE
FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE MATTERS CONTAINED HEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY A WRITTEN INSTRUMENT PURSUANT TO SECTION 10 HEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS CONCERNING THIS NOTE.



ATTEST:                                     DYNAMICS RESEARCH CORPORATION


/s/Richard A. Covel
-------------------------                  By:/s/James P. Regan           (SEAL)
Name: Richard A. Covel                       ------------------------------
Secretary                                  Name:  James P. Regan
                                           Title: President and Chief Executive
                                                  Officer

ACKNOWLEDGED AND AGREED:



/s/Peter J. Andrulis, Jr.
------------------------------------
Name: Peter J. Andrulis, Jr.


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